UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2015

Textmunication Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-196598	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

925-777-2111
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Vis Vires Loan

On February 27, 2015, we entered into a securities purchase agreement (the “SPA”) with Vis Vires Group, Inc. (“VVG”) pursuant to which we borrowed $64,000 under the terms of a convertible promissory note (the “VVG Note”). After payment of legal fees of $4,000 to VVG’s counsel, we are using the net proceeds for working capital and to pay $20,000 to Reality Capital Management Limited as described below.

Interest under the convertible promissory note is 8% per annum, and the principal and all accrued but unpaid interest is due on November 25, 2015. The note is convertible at any time following 180 days after the issuance date at VVG’s option into shares of our common stock at a variable conversion price of 55% of the lowest average three day market price of our common stock during the 10 trading days prior to the notice of conversion, subject to adjustment as described in the note. The holder’s ability to convert the note, however, is limited in that it will not be permitted to convert any portion of the note if the number of shares of our common stock beneficially owned by the holder and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 4.99% of our outstanding shares of common stock. The holder has the right to waive this term upon 61 days’ notice to us.

During the first 180 days following the date of the note we have the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts we may owe the holder under the terms of the note, at a graduating premium ranging from 115% to 140%. After this initial 180 day period, we do not have a right to prepay the note.

There are certain covenants we agreed to, including without limitation, a right of first refusal in favor of VVG, price protection on dilutive issuances, a restriction on stock repurchases, a prohibition on borrowing under certain circumstances and the sale of our assets outside of the ordinary course of business.

All amounts due under the note become immediately due and payable by us upon the occurrence of an event of default, which includes (i) our failure to pay the amounts due at maturity, (ii) our failure to deliver shares of our common stock upon any conversion of the note, (iii) a breach of the covenants, representations or warranties under the note or the Securities Purchase Agreement, (iv) the appointment of a trustee, a judgment against us in excess of $50,000 (subject to a cure period), a liquidation of our company or the filing of a bankruptcy petition, (v) failure to remain current in our reporting obligations under the Securities Exchange Act of 1934 or the removal of our common stock from quotation on the OTC markets, (vi) any restatement of our financial statements, or (vii) a reverse stock split without notice to the lender, as well as certain other provisions as set forth in the note.

The foregoing description of SPA and the VVG Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the foregoing documents, which are filed as Exhibits 10.1 and 10.2 hereto, all of which are incorporated herein by this reference.

Reality Capital Restructured Loan

On February 27, 2015, we entered into a Second $50,000 Note Restructure Agreement (the “Agreement”) with Reality Capital Management Limited (“Reality”). Under the Agreement, we are obligated to pay Reality $20,000 from the proceeds of the loan from VVG. We also agreed to pay the remaining principal balance of $30,000 along with accrued and unpaid interest if we secure an additional loan in the future.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The investors represented to us that they are accredited investors. We believe that the investors had adequate information about us as well as the opportunity to ask questions and receive responses from our management.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	SPA
10.2	VVG Note
10.3	Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings, Inc.

Dated: March 16, 2015	By:	/s/ Wais Asefi
	Name:	Wais Asefi
	Title:	Chief Executive Officer